EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Vanguard Health Systems, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 14, 2013.

This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

(1)	Morgan Stanley Capital Partners III, L.P. (“MSCP III”)
1585 Broadway
New York, NY 10036

(2)	MSCP III 892 Investors, L.P. (“MSCP 892”)
1585 Broadway
New York, NY 10036

(3)	Metalmark Capital LLC (“Metalmark”)
1177 Avenue of the Americas, 40th Floor
New York, New York 10036

(4)	Morgan Stanley Capital Investors, L.P. (“MSCI”)
1585 Broadway
New York, NY 10036

(5)	MSCP III, LLC (“MSCP LLC”)
1585 Broadway
New York, NY 10036

(6)	Morgan Stanley Capital Partners III, Inc. (“MSCP, Inc.”)
1585 Broadway
New York, NY 10036

(7)	Morgan Stanley Dean Witter Capital Partners IV, LP (“MSDW IV”)

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1585 Broadway
New York, NY 10036

(8)	MSDW IV 892 Investors, LP (“MSDW 892”)
1585 Broadway
New York, NY 10036

(9)	Morgan Stanley Dean Witter Capital Investors IV, L.P. (“MSDW Capital Investors”)
1585 Broadway
New York, NY 10036

(10)	MSDW Capital Partners IV LLC (“MSDW Capital Partners”)
1585 Broadway
New York, NY 10036

(11)	MSDW Capital Partners IV, Inc. (“MSDW Inc.”)
1585 Broadway
New York, NY 10036

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Issuer & Ticker Symbol: Vanguard Health Systems, Inc. (VHS)
Date of Event Requiring Statement: 12/31/2012

Signature:	/s/ Kenneth F. Clifford
By: Kenneth F. Clifford, as authorized signatory of Metalmark

Signature:	/s/ Kenneth F. Clifford

By: Kenneth F. Clifford, Chief Financial Officer of Metalmark, as attorney-in-fact for MSCP LLC and MSCP, Inc. and for the institutional managing member of the general partner of each of MSCP III and MSCP 892

Signature:	/s/ Kenneth F. Clifford

By:  Kenneth F. Clifford, Chief Financial Officer of Metalmark, as attorney-in-fact for MSDW Capital Partners and MSDW Inc. and for the institutional managing member of the general partner of each of MSDW IV and MSDW 892

Signature:	/s/ Christopher L. O’Dell
By: Christopher L. O’Dell, as authorized signatory of the managing member of the general partner of MSDW Capital Investors

Signature:	/s/ Christopher L. O’Dell
By: Christopher L. O’Dell, as authorized signatory of the managing member of the general partner of MSCI

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